EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED RECAPITALIZATION AGREEMENT

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED RECAPITALIZATION AGREEMENT (this “Amendment”) is made and entered into as of November 10, 2004 by and between NORTHWEST BIOTHERAPEUTICS, INC., and its affiliates, if any (collectively, the “Company”), a Delaware corporation with offices at 22322 20th Ave SE, Suite 150, Bothell, Washington, 98021, and TOUCAN CAPITAL FUND II, L.P., and its designees (collectively, “Investor”), a Delaware limited partnership with offices at 7600 Wisconsin Avenue, Bethesda, MD 20814. All capitalized terms used herein but not otherwise defined shall have the meaning given such terms in the Agreement (as defined below).

RECITALS

     WHEREAS, the Company and Investor have entered into that certain Amended and Restated Recapitalization Agreement, dated as of July 30, 2004 (the “Agreement”);

     WHEREAS, on October 22, 2004, the Company and Investor entered into Amendment No. 1 to the Agreement;

     WHEREAS, the Company and Investor desire to further amend the Agreement to make such changes to the Agreement as are set forth herein; and

     WHEREAS, Section 4.13(f) of the Agreement provides that the Agreement may be amended or modified only by a written instrument signed by the Company and Investor.

AMENDMENT

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.

Section 1.1 of the Agreement is hereby amended by replacing “two hundred twenty five (225)” with “two hundred thirty-five (235)” and by replacing “one hundred ninety five (195)” with “two hundred (200).”

2.	Section 2.3(b) of the Agreement is hereby amended by replacing “November 5, 2004” with “November 12, 2004.”

3.

Section 2.6(a) and Section 2.6(b) of the Agreement are hereby each amended by replacing “two hundred twenty five (225)” with “two hundred thirty-five (235) (or in the event the November Bridge Funding is not provided, two hundred (200)).”

4.	Section 2.12(a) of the Agreement is hereby amended by replacing “Within fourteen (14) calendar days of the Amendment Date” with “If Investor provides the November Bridge Funding.”

EXECUTION VERSION

5.	Section 2.12(d) of the Agreement is hereby amended by replacing “October 22 Bridge Warrant” with “November Bridge Warrant.”

6.	Except as amended and/or restated hereby, all other terms and conditions of the Agreement shall be unaffected hereby and remain in full force and effect.

7.

This Amendment (including the Exhibits hereto, which are an integral part of the Amendment), together with the Agreement, as amended (including the Schedules and Exhibits thereto, which are an integral part of the Agreement) and the Related Recapitalization Documents, constitute the entire agreement among the parties hereto and thereto with regard to the subjects hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

8.	This Amendment shall be governed by and construed under the laws of the State of Delaware, without regard to its conflicts of law provisions.

9.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

10.	This Amendment shall take effect immediately upon execution by the Company and Investor.

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EXECUTION VERSION

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 2 TO AMENDED AND RESTATED RECAPITALIZATION AGREEMENT as of the date above written.

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NORTHWEST BIOTHERAPEUTICS, INC.
By: /s/ Alton Boynton Name: Alton L. Boynton Title: President
TOUCAN CAPITAL FUND II, LP
By: /s/ Linda Powers Name: Linda F. Powers Title: Managing Director

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